UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2014

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

The following amendment is filed to attach the Press Release attached hereto as Exhibit 99.1.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2014, Blue Earth, Inc. (the “Company”) through its subsidiary Blue Earth Solar, Inc. (“BE Solar”), completed the sale of all of the membership interests in Lenape II Solar LLC, a Nevada limited liability company (“Lenape”) to NRG Solar DG LLC (“NRG”) pursuant to the terms of a Membership Interest Purchase Agreement, dated as of November 4, 2014 (the “MIPA”).   Lenape held certain project rights with respect to the development of a photovoltaic generating facility located in Indianapolis, Indiana.  As a condition to the closing of MIPA, BE Solar entered into an Engineering, Procurement and Construction Agreement with Lenape (the “EPC Agreement”).  The MIPA and EPC Agreements were entered into in the ordinary course of business by Blue Earth Solar.  The Company has valued the combined return under the MIPA and EPC to be approximately $12.3 million.  There was no material relationship, other than in respect of the transaction, between the parties prior to the transaction.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description

99.1	Press release dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2015	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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